SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                Date of Report (Date of earliest
                event reported):  March 23, 1994



                     DOW CORNING CORPORATION
                     -----------------------
     (Exact name of registrant as specified in its charter)



   Michigan                 1-7518               38-0495575
- ---------------          ------------        -------------------
(State or other          (Commission            (IRS Employer
jurisdiction of          file number)        Identification No.)
incorporation)



2200 West Salzburg Road, Midland, Michigan        48686-0994
- ------------------------------------------        ----------
 (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code: (517)496-4000
                                                    -------------

                        Page 1 of 3 pages


ITEM 5.  OTHER EVENTS
- ---------------------

     The following is the text of a press release issued by Dow Corning Corporation on March 23, 1994:

DOW CORNING PROVISIONALLY SIGNS SETTLEMENT AGREEMENT

     Midland, Mich. - Dow Corning today announced that it has provisionally signed, pending approval by its board of directors, a written agreement specifying the terms for its participation in a proposed global settlement for silicone breast implant litigation.

     "This agreement, which was negotiated by attorneys representing plaintiffs and major manufacturers, sets forth the terms and conditions for the settlement," explained Gary E.
Anderson, Dow Corning executive vice president. "It is another positive step toward resolving this controversy."

     If U.S. District Court Judge Sam C. Pointer grants preliminary approval of the settlement, the agreement will undergo a court-supervised notification and review process, including fairness hearings to evaluate the proposed settlement's terms and conditions.

     While the written agreement allows each woman to decide privately whether she wishes to participate in the settlement or pursue her case independently in court, the success of the settlement depends on virtually all women participating in it. Each funder has the option to withdraw from the settlement depending on the number of women who reject the settlement.

     "In contrast to the uncertainties of a court trial, this settlement provides women with a predictable financial compensation that is timely and private. That is why we hope it will be the preferred option for all women with breast implants," Anderson said. "While we have a strong defense that is growing stronger as the science evolves, we also believe that a settlement is in the best interest of all parties involved. However, what we cannot manage is both paying the immense cost of this settlement and defending ourselves in protracted litigation."

     Dow Corning previously announced that it would contribute approximately $2 billion over more than 30 years as one of the funders of the proposed global settlement, pending the completion of terms and conditions. The company's participation in this settlement is based on receiving substantial and timely support from its insurance carriers.

     As previously announced, Dow Corning is building on its 30 years of research by funding additional studies that respond to the remaining questions women have about their implants. The company permanently withdrew from the breast implant business in March 1992.

     Dow Corning Corporation, world leader in the production of silicones, is a Michigan corporation with shares equally owned by
The Dow Chemical Company and Corning Inc.
                              # # #

                        Page 2 of 3 pages


                           SIGNATURES
                           ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                      DOW CORNING CORPORATION




Date:     March 23, 1994              R. A. Hazleton
       -------------------            ---------------------------
                                      R. A. Hazleton
                                      President and
                                      Chief Executive Officer




Date:     March 23, 1994              J. W. Churchfield
       -------------------            ---------------------------
                                      J. W. Churchfield
                                      Vice President for Planning
                                      and Finance and Chief
                                      Financial Officer


                        Page 3 of 3 pages